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                                                                    Exhibit 99.1

                       SPELLING ENTERTAINMENT GROUP INC.
                             1994 STOCK OPTION PLAN



  The Spelling Entertainment Group Inc. 1994 Stock Option Plan, originally effective as of February 15, 1994, is amended and restated in its entirety, effective September 1, 1996, as follows:

  1. Statement of Purpose. The purpose of this Stock Option Plan (the "Plan") is to benefit Spelling Entertainment Group Inc., a Delaware corporation (the "Company"), and its subsidiaries through the maintenance and development of their respective businesses by offering certain present and future key employees, directors and independent contractors of the Company and its subsidiaries a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company or its subsidiaries.

  2. Administration. The Plan shall be administered by the Board of Directors or in its discretion by a committee ("Committee"), comprised of not less than two non-employee directors appointed by the Board of Directors. Only non-employee directors (as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("1934 Act")) shall be eligible to serve on the Committee. The Board of Directors may, from time to time, at its sole discretion, remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such time and place as it determines advisable. A majority of the Committee shall constitute the quorum; and the acts of a majority of the members present at any meeting, or acts reduced to and approved in writing by a majority of the Committee, shall be valid acts of the Committee. With the exception of option grants to members of the Committee which shall be made and administered exclusively by the Board of Directors pursuant to the express terms and conditions of the Plan, the Board of Directors (or the Committee, if applicable) shall have the sole power to grant options pursuant to the Plan, including the determination of the persons to whom options shall be granted, the times when they shall receive them, the option price of each option, and the number of shares to be subject to each option. All such actions by the Board of Directors (or the Committee, if applicable), with respect to officers and directors of the Company and
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its subsidiaries, shall be evidenced by written documentation properly executed on its behalf.

  3. Eligibility. Options shall be granted only to key employees, directors and independent contractors of the Company and its subsidiaries (including non-employee directors of the Company) selected initially and from time to time by the Board of Directors (or the Committee, if applicable).

  4. Granting of Options. The Board of Directors (or the Committee, if applicable) may grant options under which a total of not in excess of 9,500,000 shares of the $.001 par value common stock of the Company ("Common Stock") may be purchased from the Company, subject to adjustment as provided in Section 10; provided that the Board of Directors (or the Committee, if applicable) may not grant to any individual options to purchase more than 2,565,000 shares of Common Stock or more than 27% of the total number of options to purchase shares of Common Stock granted under the Plan. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  In the event that an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a cancelled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

  Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate his/her employment at any time.

  5. Option Price. The option price shall be determined by the Board of Directors (or the Committee, if applicable) and, subject to the provisions of
Section 10 hereof, shall be not less than 50% of the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. The fair market value per share of Common Stock shall be determined by the Board of Directors (or the Committee, if applicable) in accordance with the following provisions:

      A. If the Common Stock is listed or admitted to trading on a national stock exchange or the NASDAQ National Market (collectively, the "Exchange(s)"), then the fair market value shall be the closing selling price per share on the date in question on the Exchange determined by the Board of Directors (or the Committee, if applicable) to be the primary market for the Common Stock, as such price is officially quoted in

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the composite tape of transactions on such Exchange. If there is no reported sale of Common Stock on such Exchange on the date in question, then the fair market value shall be the closing selling price on the Exchange on the last preceding date for which such quotation exists.

      B. If the Common Stock is not at the time listed or admitted to trading on an Exchange but is traded on the NASDAQ Small Cap Market, the fair market value shall be the selling price per share for the last trade on the last preceding trading date, as such price is reported in the Wall Street Journal.

      C. If the Common Stock is not at the time listed or admitted to trading on any Exchange and is not traded on the NASDAQ Small Cap Market, the fair market value on the date in question shall be determined in good faith by the Board of Directors (or the Committee, if applicable).


  6. Duration of Options, Increments and Extensions. Subject to the provisions of Section 8 hereof, each option shall be for such term of not less than five years nor more than ten years, as shall be determined by the Board of Directors (or the Committee, if applicable). Each option shall become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of its grant and with respect to each additional 25% at the end of each twelve-month period thereafter during the succeeding three years. Notwithstanding the foregoing, the Board of Directors (or the Committee, if applicable) may in its discretion (i) specifically provide for another time or times of exercise; (ii) accelerate the exercisability of any option subject to such terms and conditions as the Board of Directors (or the Committee, if applicable) deems necessary and appropriate; or (iii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option (including such options held by officers or directors) for such additional period as the Board of Directors (or the Committee, if applicable) in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

  7. Exercise of Option. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full option price for the shares to be purchased, subject to applicable provisions of Delaware law, either in cash or by check or, if so approved by the Board of Directors (or the Committee, if applicable), in such other

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manner as determined by the Board of Directors (or the Committee, if applicable)
in order to facilitate the exercise of the option, including, but not limited to, by shares of Common Stock or through a broker-dealer sale and remittance procedure pursuant to which the optionee (a) shall provide irrevocable written instructions to a brokerage firm selected by the optionee to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (b) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

  Directors and officers who fall within the definition of "officer" under Rule 16a-1(f) promulgated under the 1934 Act shall deliver to the Corporate Secretary of the Company an executed notice of his/her intention to sell shares of Common Stock acquired upon exercise, in whole or in part, of an option granted hereunder. Such notice, in which there is specified the number of shares which are to be sold and the date such shares were acquired, shall be provided at least one full business day in advance of the proposed date of sale.

  Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

  At the time of the exercise of any option the Board of Directors (or the Committee, if applicable) may require, as a condition of the exercise of such option, the optionee to (x) pay the Company an amount equal to the amount of tax the Company may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such option by the optionee or (y) make such other arrangements with the Company which would enable the Company to pay such withholding tax, including, without limitation, holding back a number of shares issuable upon exercise of the option equal to the amount of such withholding tax, or (z) a combination of the foregoing.

  8. Termination of Relationship-Exercise Thereafter. In the event the employment or consultative relationship between the Company and a director, officer,

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employee or independent consultant who is an optionee is terminated for any reason other than death or permanent and total disability, such optionee's option shall cease vesting at termination date and all rights to purchase shares pursuant thereto shall expire sixty days from the optionee's termination of employment or relationship with the Company, but in no event after the expiration date of the option. The Board of Directors (or the Committee, if applicable) may, in its sole discretion, permit any option to remain exercisable (with continued vesting or not) for an additional period after such termination as the Board of Directors (or the Committee, if applicable) may prescribe, but in no event after the expiration date of the option. Temporary absence from employment because of illness, vacation, approved leaves of absence and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.

  In the event of termination of said employment or consultative relationship because of death or permanent and total disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), the option may be exercised in full, without regard to any installments established under Section 6 hereof, by the optionee or, if he/she is not living, by his/her heirs, legatees or legal representative (as the case may be) during its specified term prior to three years after the date of death or permanent and total disability, or such longer period as the Board of Directors (or the Committee, if applicable) may prescribe, but in no event after the expiration date of the option.

  9. Non-Transferability of Options. During the lifetime of the optionee, options shall be exercisable only by the optionee, and options shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

  10. Adjustment. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted hereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Board of Directors (or the Committee, if applicable), for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and

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(c) in the event of any other relevant change in the capitalization of the
Company, the Board of Directors (or the Committee, if applicable) shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

  11. Acceleration of Vesting. The Board of Directors (or the Committee), in its discretion, has the right to accelerate unvested options in connection with
(i) any tender offer for a majority of the outstanding shares of Common Stock by any person or entity; (ii) any proposed sale or conveyance of all or substantially all of the property and assets of the Company; (iii) any proposed consolidation or merger of the Company with or into any other corporation, unless the Company is the surviving corporation; or (iv) the Company entering into a "going private" transaction (as defined in Rule 13e-3 of the 1934 Act). In the case of such accelerated vesting, the Company shall give written notice to the holder of any option that such option may be exercised even though the option or a portion thereof would not otherwise have been exercisable had the foregoing event not occurred. In such event, the Company shall permit the holder of any option to exercise during the time period specified in the Company's notice, which period shall not be less than ten days following the date of notice. Upon consummation of the "going private" transaction, tender offer or proposed sale, conveyance, consolidation or merger to which such notice shall relate, all rights under said option which shall not have been so exercised shall terminate unless the agreement governing the transaction shall provide otherwise.

  12. No Impairment of Rights. Nothing contained in the Plan or any option granted pursuant to the Plan shall confer upon any optionee any right to be continued in the employment of, or consultative service with, the Company or any subsidiary of the Company or interfere in any way with the right of the Company or its subsidiaries to terminate such employment and/or to remove any optionee who is a non-employee director or independent contractor from service with the Company at any time in accordance with the provisions of applicable law.

  13. Amendment of Plan. The Board of Directors of the Company may amend or discontinue the Plan at any time. However, no such amendments or discontinuance shall be made without the requisite stockholder approval of the stockholders of the Company if stockholder approval is required by the Exchange on which the Common Stock is listed or as a condition to the Plan continuing to comply with the provisions of Section 162(m) of the Code.

  14. Indemnification of Board of Directors (or Committee, if applicable). In addition to such other rights of indemnification as they may have as directors or as

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members of the Committee, the members of the Board of Directors (or the
Committee, if applicable) shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as of which it shall be adjudged in such action, suit or proceeding that such Board of Director (or Committee, if applicable) member is liable for negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding a Board of Director (or Committee, if applicable) member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

  15. Effective Date. On February 15, 1994 this Plan was adopted and authorized by the Board of Directors of the Company and approved by the stockholders of the Company on May 18, 1994. This Plan shall be deemed to have become originally effective on February 15, 1994.

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